UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): June 29, 2015

SAEXPLORATION HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-35471
(Commission file number)

27-4867100
(I.R.S. Employer Identification No.)

1160 Dairy Ashford Rd., Suite 160, Houston, Texas 77079

(Address of principal executive offices)(Zip Code)

(281) 258-4400
(Company's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

SAExploration Holdings, Inc. (the “Company”) established a long-term incentive equity plan for its officers and employees titled the 2013 Long-Term Incentive Plan (the “Plan”).

On June 18, 2015, the Board of Directors of the Company, upon the recommendation of the Compensation Committee, made restricted stock unit and incentive stock option grants under the Plan to its executive officers as part of across-the-board awards to employees based on the Company's 2014 performance and the respective employee's compensation plan. The grants were effective June 29, 2015 and vest one-third on the date which is 90 days after the issuance and one-third each on the first and second anniversaries of the grant. The incentive stock options were granted with an exercise price of $4.12 and expire upon the earlier of termination of employment or ten years after the grant date.

The Company's Named Executive Officers, as defined in the Proxy Statement filed with the Securities and Exchange Commission ("SEC") on April 28, 2015 ("Proxy Statement"), were awarded restricted stock unit and incentive stock option grants based on the criteria described in the "Stock Awards" section of the Proxy Statement. The Compensation Committee determined that the maximum potential awards under the Plan would be based 45% on financial performance and 55% on an unconditional grant. Since the 2014 financial performance objectives were not achieved, only the unconditional grant was awarded. The unconditional grant was allocated equally to restricted stock units and incentive stock options based upon the Company's common stock closing price on January 2, 2015 of $4.12 and incentive stock options valued using the Black-Scholes options pricing model. The January 2, 2015 closing stock price represented the timing of initial discussions by the Compensation Committee of potential Plan awards.

The restricted stock units and incentive stock options awarded to the Named Executive Officers effective June 29, 2015, and the associated grant date fair values, were as follows:

	Restricted Stock Unit Awards		Incentive Stock Option Awards
	Grant Date Fair Value	Shares	Grant Date Fair Value	Shares

Jeff Hastings Executive Chairman	$128,177	37,699	$115,011	77,327

Brian Beatty President and Chief Executive Officer	$128,177	37,699	$115,011	77,327

Brent Whiteley Chief Financial Officer, General Counsel and Secretary	$64,875	19,081	$58,211	39,138

As indicated in footnote (1) to the table set forth under the caption "Summary Compensation Table" in the Proxy Statement and in footnote (1) to the table set forth under the caption "Summary Compensation Table" in the Form S-4/A filed with the SEC on May 15, 2015, stock and option awards were omitted from the tables because the amount of such awards had not been determined as of the date of the filings. Pursuant to Item 5.02(f) of Form 8-K, the amount of the awards representing 2014 compensation are included in the updated summary compensation table below.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($)		Option Awards ($)		Non-Equity Incentive Plan ($)		All Other Compensation ($)		Total ($)
Jeff Hastings Executive Chairman	2014	563,760	128,177	(1)	115,011	(2)	845,641	(3)	62,761	(9)	1,715,350
	2013	537,900	—		—		268,950	(4)	63,266	(9)	870,116
Brian Beatty President and CEO	2014	563,760	128,177	(1)	115,011	(2)	845,641	(5)	50,234	(10)	1,702,823
	2013	537,900	—		—		268,950	(6)	47,144	(11)	853,994
Brent Whiteley CFO, General Counsel and Secretary	2014	380,452	64,875	(1)	58,211	(2)	445,584	(7)	65,697	(12)	1,014,819
	2013	363,000	—		—		145,200	(8)	34,406	(13)	542,606

(1)
Reflects the grant date fair value of restricted stock unit awards for each named executive officer computed in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718.

(2)
Reflects the grant date fair value of incentive stock option awards for each named executive officer computed in accordance with FASB ASC Topic 718. For 2014, the assumptions underlying the valuation of the stock options under the Black-Scholes options pricing model are as follows: expected life of 5.5 years; volatility of 52.3%; a risk-free interest rate of 1.8%; and no dividend yield.

(3)	Mr. Hastings earned $845,641 under the 2013 Long-Term Incentive Plan, of which $295,846 for 2014 performance was paid in July 2014 and $549,795 for 2014 performance was paid in April 2015.

(4)	Mr. Hastings earned $268,950 under the 2013 Long-Term Incentive Plan for 2013 performance, which was paid in March 2014.

(5)	Mr. Beatty earned $845,641 under the 2013 Long-Term Incentive Plan, of which $295,846 for 2014 performance was paid in July 2014 and $549,795 for 2014 performance was paid in April 2015.

(6)	Mr. Beatty earned $268,950 under the 2013 Long-Term Incentive Plan for 2013 performance, which was paid in March 2014.

(7)	Mr. Whiteley earned $445,584 under the 2013 Long-Term Incentive Plan, of which $140,664 for 2014 performance was paid in July 2014 and $304,920 for 2014 performance was paid in April 2015.

(8)	Mr. Whiteley earned $145,200 under the 2013 Long-Term Incentive Plan for 2013 performance, which was paid in March 2014.

(9)	Represents Mr. Hastings’ $2,750/month automobile allowance and the payment of the premiums on his health and life insurance policies.

(10)
Represents Mr. Beatty’s $2,750/month automobile allowance, a Canadian retirement registered savings plan company match of $11,063, and the payment of the premiums on his health and life insurance policies.

(11)
Represents Mr. Beatty’s $2,750/month automobile allowance, a Canadian retirement registered savings plan company match of $11,910 and the payment of the premiums on his health and life insurance policies.

(12)	Represents Mr. Whiteley’s $1,750/month automobile allowance, a 401(k) plan company match of $10,400, and the payment of the premiums on his health and life insurance policies.

(13)	Represents Mr. Whiteley’s $1,750/month automobile allowance, a 401(k) plan company match of $7,849, and the payment of the premiums on his health and life insurance policies.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2015	SAExploration Holdings, Inc.
	By:	/s/ Brent Whiteley
	Name:	Brent Whiteley
	Title:	Chief Financial Officer, General Counsel and Secretary

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